Exhibit 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080162315-08
Filing Date and Time 03/05/2008 6: 30 AM
Entity Number E0157872008-3

Articles of Incorporation

(PURSUANT TO NRS 78)

1. Name of Corporation:	GLOBAL GSM SOLUTIONS
2. Resident Agent Name and Street Address:	CORPORATE SERVICES OF NEVADA R/A#40693 502 NORTH DIVISION STREET CARSON CITY Nevada 89703
3. Shares:	Number of Shares with par value: 75,000,000 Par value: $.001 Number of Shares without par value:
4. Name & Address of Board Of Directors/Trustees:	GENNADY FEDOSOV c/o 204 WEST SPEAR STREET CARSON CITY NV 89703
5. Purpose:	The purpose of this Corporation shall be:
6. Name, Address & Signature Of Incorporator:	DON HARMER /s/ DON HARMER 502 NORTH DIVISION STREET CARSON CITY, NV 89703
7. Certificate of Acceptance Of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. /s/ APRIL LOGAN /Sec/CSN 3/5/2008 Authorized Signature of R.A. Date